UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2012

Generac Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34627	20-5654756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

S45 W29290 Hwy. 59
Waukesha, Wisconsin	53189
(Address of principal executive offices)	(Zip code)

(262) 544-4811

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Amended and Restated Term Loan Credit Facility

On May 30, 2012, Generac Power Systems, Inc. (the “Borrower”), a wholly owned subsidiary of Generac Holdings Inc. (the “Company”), amended and restated its existing senior secured credit facility by entering into that certain Credit Agreement, dated as of February 9, 2012, as amended and restated as of May 30, 2012 (the “Term Loan Credit Agreement”), among the Borrower, Generac Acquisition Corp. (the “Parent”), the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and Bank of America, N.A. and Goldman Sachs Bank USA, as syndication agents.

The Term Loan Credit Agreement provides for a $900.0 million term loan B credit facility (the “Term Loan”). The Term Loan Credit Agreement includes a $125.0 million uncommitted incremental term loan facility. The Term Loan is guaranteed by all of the Borrower’s wholly-owned domestic restricted subsidiaries, the Parent and the Company, and is secured by associated collateral agreements which pledge a first priority lien on virtually all of the Borrower’s assets, including fixed assets and intangibles, and the assets of the guarantors (other than the Company), other than all cash, trade accounts receivable, inventory, and other current assets and proceeds thereof, which will be secured by a second priority lien.

The Term Loan amortizes in equal installments of 0.25% of the original principal amount of the Term Loan payable on the first day of April, July, October and January commencing on October 1, 2012 until the maturity date of the Term Loan on May 30, 2018. The final principal repayment installment of the Term Loan is required to be repaid on the maturity date in an amount equal to the aggregate principal amount of the Term Loan outstanding on such date. The Term Loan initially bears interest at rates based upon either a base rate plus an applicable margin of 4.00% or adjusted LIBOR rate plus an applicable margin of 5.00%, subject to a LIBOR floor of 1.25%.

The Term Loan Credit Agreement restricts the circumstances in which the Borrower can pay distributions and dividends, which are in addition to those to be paid in connection with the Transactions. Payments can be made by the Borrower to the Company or other parent companies for certain expenses such as operating expenses in the ordinary course, fees and expenses related to any debt or equity offering and to pay franchise or similar taxes. Dividends can be used to repurchase equity interests, subject to limitations in certain circumstances. Additionally, the Term Loan Credit Agreement restricts the aggregate amount of dividends and distributions that can be paid and, in certain circumstances, requires pro forma compliance with certain fixed charge coverage ratios in order to pay certain dividends or distributions. The Term Loan Credit Agreement also contains certain other affirmative and negative covenants that, among other things, provide limitations on the incurrence of additional indebtedness, liens on property, sale and leaseback transactions, investments, loans and advances, mergers or consolidations, asset sales, acquisitions, transactions with affiliates, prepayments of certain other indebtedness and modifications of our organizational documents. The Term Loan Credit Agreement does not contain any financial maintenance covenants.

The Term Loan Credit Agreement contains customary events of default, including, among others, nonpayment of principal, interest or other amounts, failure to perform covenants,

inaccuracy of representations or warranties in any material respect, cross-defaults with other material indebtedness, certain undischarged judgments, the occurrence of certain ERISA or bankruptcy or insolvency events or the occurrence of a change in control (defined in the Term Loan Credit Agreement). A bankruptcy or insolvency event of default causes such obligations to automatically become immediately due and payable.

The Term Loan will be used to repay the Company’s previous revolving credit facility, tranche A term loan facility and the tranche B term loans of non-continuing lenders, which were scheduled to mature in February 2017 for borrowings under the revolving credit facility and the tranche A term loan, and February 2019 for the tranche B term loans. The remaining proceeds from the Term Loan will be used, with cash on hand, to pay a special cash dividend of $6.00 per share on the Company’s common stock, as described further under Item 8.01 below.

J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs Bank USA acted as joint lead arrangers.

The Term Loan Credit Agreement and associated collateral agreement are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to such exhibits.

ABL Revolving Credit Facility

Concurrently with the closing of the Term Loan Credit Agreement, on May 30, 2012, the Borrower also entered into a Credit Agreement (the “ABL Credit Agreement”), among the Borrower, certain domestic subsidiaries of the Borrower listed as borrowers on the signature pages thereto, the Parent, the lenders party thereto, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A. and Goldman Sachs Bank USA, as syndication agents, and Wells Fargo Bank, National Association, as Documentation Agent.

The ABL Credit Agreement provides for borrowings under a $150.0 million senior secured ABL revolving credit facility (the “ABL Facility”). The size of the ABL Facility could increase by $50.0 million pursuant to an uncommitted incremental credit facility. Such borrowings are guaranteed by all of the Borrower’s wholly-owned domestic restricted subsidiaries, the Parent and the Company, and are secured by associated collateral agreements which pledge a first priority lien on all cash, trade accounts receivable, inventory, and other current assets and proceeds thereof, and a second priority lien on all other assets, including fixed assets and intangibles of the Borrower, certain domestic subsidiaries of the Borrower and the guarantors (other than the Company).

Borrowings under the ABL Facility bear interest at rates based upon either a base rate plus an applicable margin of 1.00% or adjusted LIBOR rate plus an applicable margin of 2.00%, in each case, subject to adjustments based upon average availability under the ABL Facility. The ABL Credit Agreement requires the Borrower to maintain a minimum consolidated fixed charge coverage ratio of 1.0x, tested on a quarterly basis, when excess availability under the ABL Facility is less than the greater of (i) 10.0% of the lesser of the aggregate commitments and the applicable borrowing base under the ABL Facility or (ii) $10.0 million. The ABL Credit

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Agreement also contains covenants and events of default substantially similar to those in the Term Loan Credit Agreement, as described above.

No amounts are currently outstanding under the ABL Facility.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Goldman Sachs Bank USA acted as joint lead arrangers.

The ABL Credit Agreement and associated collateral agreement are attached hereto as Exhibits 10.3 and 10.4 and incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01                                           Other Events.

On May 31, 2012, the Company issued a press release announcing, among other things, the declaration of a special cash dividend of $6.00 per share on its common stock (the “Dividend”). The Dividend is payable to stockholders of record on June 20, 2012 and will be paid on June 29, 2012. A copy of the press release is attached hereto as Exhibit 99.1. Exhibit 99.1 is furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibits
10.1

Credit Agreement, dated as of February 9, 2012, as amended and restated as of May 30, 2012, among Generac Power Systems, Inc., Generac Acquisition Corp., the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and Bank of America, N.A. and Goldman Sachs Bank USA, as syndication agents.

10.2

Guarantee and Collateral Agreement, dated as of February 9, 2012, as amended and restated as of May 30, 2012, among Generac Holdings Inc., Generac Acquisition Corp., Generac Power Systems, Inc., certain subsidiaries of Generac Power Systems, Inc. and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.3

Credit Agreement, dated as of May 30, 2012, among Generac Power Systems, Inc., its Domestic Subsidiaries listed as Borrowers on the signature pages thereto, Generac Acquisition Corp., the lenders party thereto, Bank of America, N.A. as Administrative Agent, JPMorgan Chase Bank, N.A. and Goldman Sachs Bank USA, as syndication agents, and Wells Fargo Bank, National Association, as

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Documentation Agent.
10.4

Guarantee and Collateral Agreement, dated as of May 30, 2012, among Generac Holdings Inc., Generac Acquisition Corp., Generac Power Systems, Inc., certain subsidiaries of Generac Power Systems, Inc. and Bank of America, N.A., as Administrative Agent.

99.1	Press release, dated May 31, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2012	GENERAC HOLDINGS INC.

	By:	/s/ York A. Ragen
	Name:	York A. Ragen
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
10.1

Credit Agreement, dated as of February 9, 2012, as amended and restated as of May 30, 2012, among Generac Power Systems, Inc., Generac Acquisition Corp., the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and Bank of America, N.A. and Goldman Sachs Bank USA, as syndication agents.

10.2

Guarantee and Collateral Agreement, dated as of February 9, 2012, as amended and restated as of May 30, 2012, among Generac Holdings Inc., Generac Acquisition Corp., Generac Power Systems, Inc., certain subsidiaries of Generac Power Systems, Inc. and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.3

Credit Agreement, dated as of May 30, 2012, among Generac Power Systems, Inc., its Domestic Subsidiaries listed as Borrowers on the signature pages thereto, Generac Acquisition Corp., the lenders party thereto, Bank of America, N.A. as Administrative Agent, JPMorgan Chase Bank, N.A. and Goldman Sachs Bank USA, as syndication agents, and Wells Fargo Bank, National Association, as Documentation Agent.

10.4

Guarantee and Collateral Agreement, dated as of May 30, 2012, among Generac Holdings Inc., Generac Acquisition Corp., Generac Power Systems, Inc., certain subsidiaries of Generac Power Systems, Inc. and Bank of America, N.A., as Administrative Agent.

99.1	Press release, dated May 31, 2012.